UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2011
DUOYUAN PRINTING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	001-34520	91-1922225

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing Industrial Development Zone Beijing, People’s Republic of China	102600

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +86 10 6021 2222
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The following is an update from Duoyuan Printing, Inc. (the “Company”) regarding its current status following a chain of events beginning on September 6, 2010, when the Company’s Audit Committee dismissed Deloitte Touche Tohmatsu CPA Ltd. (“Deloitte”) as the independent registered public accounting firm of the Company. Following the dismissal of Deloitte, the Company has been unable to fulfil its obligations to file its Annual Report on Form 10-K for the year ended June 30, 2010 and subsequent Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 2010.
Background
Reference is made to the Company’s Current Reports on Form 8-K (filed on September 13, 2010) and on Form 8-K/A (filed on September 16, 2010), which are incorporated herein by reference in its entirety and which qualify this “Background” discussion.
As previously disclosed,
•
At the time of Deloitte’s dismissal on September 6, 2010, there was an outstanding disagreement between the Company and Deloitte related to Deloitte’s request that the Company provide permission to access original bank statements to complete its audit procedures to verify the identity of certain individuals and entities associated with third party distributors and vendors.

•
In the course of its audit procedures, Deloitte identified supporting documentation for approximately RMB24 million of expenses related to advertising and tradeshow costs, the authenticity of which could not be verified to Deloitte’s satisfaction. The Company worked to address these inconsistencies, but at the time of its dismissal, Deloitte had not received complete explanations from the Company to address all of its concerns.

•
In the course of its audit procedures, Deloitte received information regarding certain distributors and vendors that appeared inconsistent with certain information that the Company had provided. Deloitte informed the Company and the Audit Committee of the inconsistencies.

•
Deloitte advised the Audit Committee that it was informed by the Chief Executive Officer and Chief Financial Officer of the Company that they felt they did not have access to the information on the open matters referred to above nor were they in a position to assist the investigation. Deloitte expressed its concerns as to the impact of this on its ability to rely on the future representations from those members of management that it would otherwise seek to obtain as part of its normal audit procedures.

Improvements in the Company’s Corporate Governance
The Company has appointed two more individuals, Mr. SIK Siu Kwan on September 26, 2010 and Mr. CHUI Man Lung Everett on November 26, 2010, respectively, each as an independent director to serve on the Board and a member of the Company’s Audit Committee until his successor is duly elected and qualified or until his earlier death, resignation or removal.
Class Action Lawsuit
On September 20, 2010, a plaintiff filed a purported class action naming the Company, its Chairman and certain present and former senior executives and members of the Company’s Audit Committee as defendants, asserting claims for certain violations of the securities laws and seeking unspecified damages. The complaint, which is styled Jeff Perry, et al. v. Duoyuan Printing, Inc., et al., is currently pending in the U.S. District Court for the Southern District of New York. The complaint purports to assert claims on behalf of a purported class of persons and entities who purchased shares of the Company’s common stock at allegedly artificially high prices during the period between November 6, 2009 and September 13, 2010 and who suffered damages as a result of such purchases. The complaint alleges, among other things, that the Company’s financial results and financial statements during the relevant period were materially false and misleading because the Company failed to disclose that (1) the authenticity of certain of the Company’s expenses related to advertising and tradeshow costs could not be verified; (2) the Company had improper relationships with certain vendors and distributors; and (3) the Company lacked adequate internal and financial controls. There is not a time requirement on the Company’s response to the complaint. The Company has not yet responded to the complaint, but intends to contest the allegations and to defend itself vigorously.

SEC Investigation
In November 2010, the staff of the U.S. Securities and Exchange Commission (“SEC”) notified the Company that, on October 7, 2010, the SEC initiated a formal investigation into whether the Company had engaged in fraud in the sale of securities, had filed materially false documents with the SEC, had failed to maintain adequate books and records, and had failed to maintain an adequate system of internal accounting controls, and whether the Company’s principal officers had made false certifications regarding the Company’s financial statements, and had engaged in deceit in dealings with the Company’s external auditor. On November 10, 2010, the SEC served the Company a subpoena for documents relating to the Company’s termination of Deloitte, the Company’s revenues and costs generally, and the Company’s relationship with Duoyuan Global Water, Inc. The Company is committed to cooperating with the SEC and is in the process of providing documents called for by the subpoena. In addition, the Company has voluntarily undertaken several cooperative steps above and beyond subpoena compliance. Among other things, the Company waived its rights under Chinese law, and has allowed Deloitte to provide information to the SEC about the Company’s audit.
There is no set deliverable date for the response to this SEC subpoena. It is not possible at this time to predict the outcome of the SEC investigation, including whether or when any proceedings might be initiated, when these matters may be resolved or what, if any, penalties or other remedies may be imposed.
Status of Internal Investigation
In late November, 2010, the Company retained Baker & McKenzie to conduct an internal investigation into the matters relating to the Company’s termination of Deloitte, the matters raised by the class action lawsuit, and the matters raised by the SEC investigation. Soon thereafter, Baker retained PricewaterhouseCoopers Ltd. (“PwC”) as a forensic consultant to assist in the internal investigation.
In order to maximize independence, day-to-day supervision of the internal investigation was delegated to the Audit Committee of the Board of the Company, in the person of Mr. Chui, who joined the Board and the Audit Committee following the decision to dismiss Deloitte, has an accounting background and is familiar with issues that arise in the context of audits and disagreements with audit firms.
Since December 2010, Baker and PwC have been collecting and reviewing documents and interviewing relevant employees and third parties. So far, thousands of pages of documents have been reviewed and more than twenty interviews conducted. Substantial progress has been made, but the investigation is not complete.
Without a substantially completed internal investigation, the Company is unable to retain a new external auditor. At the time of the dismissal of Deloitte, the Company was in discussion with an auditing firm to replace Deloitte. That auditing firm and others have indicated to the Company that they would not accept an appointment as the Company’s auditor until the internal investigation is substantially completed and comfort on the outstanding issues is offered.
Possibility of Delisting
The Company last filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and a Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.
Following the dismissal of Deloitte, the Company has been unable to fulfil its obligations to file its Annual Report on Form 10-K for the year ended June 30, 2010 by October 13, 2010 (the “Filing Due Date”).

Accordingly, the Company is not in compliance with its obligations to timely file reports for transition periods pursuant to Rule 13a-10 of the Securities Exchange Act of 1934. According to Section 802.01E of the New York Stock Exchange Listed Company Manual (the “Listed Company Manual”), the Company has an initial six-month period following the Filing Due Date to comply with the filing requirements subject to the NYSE monitoring the status of the Company’s filing. On April 13, 2011 this initial six-month period is to expire. The Company does not expect to be able to meet this initial time requirement and the Company will need to formally request to the NYSE for an additional trading extension well in advance of that date. The Company intends to formally request such a trading extension. There is no guarantee that any additional trading extension will be granted by the NYSE and the NYSE may decide to commence suspension and delisting procedures of the Company at any time in accordance with Section 804.00 of the Listed Company Manual at its discretion pursuant to Section 802.01E of the Listed Company Manual.
Status of the Company
Notwithstanding the events listed above, the Company remains in operation under the guidance of Xiqing Diao, the Company’s CEO, and the balance of the management team.
Cautionary Statement Regarding Forward -Looking Statements
The Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future events or performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to the Company’s future financial condition, the Company’s expected corporate governance improvements, the schedule and result of the Company’s independent investigation, the future growth of the Company’s business, and the Company’s ability to resolve open audit issues and schedule of the filing of its annual report. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with the willingness of another accounting firm to accept the engagement, whether the Company will complete our audit on a timely basis, whether the Company can improve its internal controls over financial reporting, and other risk factors. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC.
Date: March 18, 2011	By:	/s/ Xiqing Diao
		Name:	Xiqing Diao
		Title:	Chief Executive Officer

5